UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 26, 2008
Date of Report (Date of earliest event reported)

ECOLOGY AND ENVIRONMENT, INC.
(Exact name of registrant as specified in its charter)

Commission File Number 1-9065

New York	16-0971022
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

368 Pleasant View Drive
Lancaster, New York	14086
(Address of principal executive offices)	(Zip code)

(716) 684-8060
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01        Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Transfer of Listing

On August 21, 2008, Ecology and Environment, Inc., (the “Company”) received a letter from The NASDAQ Stock Market LLC, approving the Company’s application to list its common stock on The NASDAQ Global Market.  On July 15, 2008, the Company’s Board of Directors approved the listing of the Company’s common stock on The NASDAQ Stock Market LLC and withdrawal from The American Stock Exchange.  The Company provided The American Stock Exchange the required written notice of the Company’s intention to withdraw the listing of its common stock from The American Stock Exchange on August 26, 2008.

The Company expects that its common stock will begin trading on The NASDAQ Global Market under its current symbol “EEI” on September 8, 2008.  The Company’s common stock will continue to trade on The American Stock Exchange until such date.

Item 9.01       Financial Statements and Exhibits

(d)       Exhibits

99.1       Press Release dated August 26, 2008 regarding transfer of listing to The NASDAQ Stock Market LLC.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	August 26, 2008	ECOLOGY AND ENVIRONMENT, INC. /s/ Homer John Mye, III
Homer John Mye, III
Vice President and CFO